EXHIBIT 1

                             JOINT FILING AGREEMENT


          Pursuant to paragraph (iii) of Rule 13d-1(f)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the statement on Schedule 13D to which this Agreement shall be attached as an exhibit, including all amendments thereto, shall be filed with the Commission on behalf of each of the undersigned.


Dated:  July __, 1997


                                             PARIBAS



                                             By:  /s/  M. Steven Alexander
                                                  -----------------------------
                                                  Name:  M. Steven Alexander
                                                  Title:     Managing Director



                                             PARIBAS PRINCIPAL INCORPORATED INC.



                                             By:  /s/  M. Steven Alexander
                                                  -----------------------------
                                                  Name:  M. Steven Alexander
                                                  Title: President